EXHIBIT 21.1

LIST OF CONTROLLED ENTITIES AS OF APRIL 29, 2003

As of April 29, 2003 our listing of controlled entities is as follows:

Barbeques Galore Limited

whose controlled entities are:

Galore Group Nominees Pty Limited

Vilbrent Pty Limited

Barbeques Galore (Aust) Pty Limited

whose controlled entities are:

Galore Pty Limited

The Galore Group (International) Pty Limited

whose controlled entity is:

The Galore Group (U.S.A.), Inc.

whose controlled entities are:

Barbeques Galore, Inc.

Barbeques Galore Online, Inc.

Barbeques Galore Services Pty Limited

whose controlled entities are:

Cook-on-Gas Products (Australia) Pty Limited

whose controlled entities are:

Bosmana Pty Limited

Cougar Leisure Products Pty Limited

G.L.G. Australia Pty Limited

whose controlled entities are:

Australian Enamellers Pty Limited

Douglas Manufacturing Pty Limited

Park-Tec Engineering Pty Limited

Pricotech Leisure Brands Pty Limited

Redgun Pty Limited

GLG Trading Pte Limited

(a):  All the abovementioned controlled entities are incorporated in Australia with the exception of:

The Galore Group (U.S.A.), Inc;

Barbeques Galore, Inc; and

Barbeques Galore Online, Inc.

which are incorporated in the United States of America; and

GLG Trading Pte Limited

which is incorporated in Singapore.

(b):  All the abovementioned controlled entities have ordinary shares as issued share capital and are 100% owned.